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Charlie Ruehr	McLean, VA 22102
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Kent Landers
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Hilton Reports Third Quarter Results

MCLEAN, VA (October 27, 2026) - Hilton Worldwide Holdings Inc. ("Hilton," "the Company," "we," "us" or "our") (NYSE: HLT) today reported its third quarter 2026 results. Highlights include:

•Diluted EPS was $2.37 for the third quarter, and diluted EPS, adjusted for special items, was $2.45

•Net income was $536 million for the third quarter

•Adjusted EBITDA was $1,058 million for the third quarter

•System-wide comparable RevPAR increased 5.8 percent, on a currency neutral basis, for the third quarter compared to the same period in 2025

•Approved 30,500 new rooms for development during the third quarter, bringing our development pipeline to 543,100 rooms as of September 30, 2026, representing growth of 5 percent from September 30, 2025

•Added 27,000 rooms to our system, resulting in 23,000 net additional rooms for the third quarter, up 6.5 percent sequentially from the second quarter, contributing to net unit growth of 6.0 percent from September 30, 2025

•Announced the appointment of Jeff Moore as Executive Vice President and Chief Technology Officer. Jeff will harness his deep experience developing consumer-facing technologies and Hilton’s already-industry-leading technology platform to strengthen the Company's commitment to lead the industry in technology innovation

•On October 20, announced that Hilton will transfer its stock listing to Nasdaq under its existing ticker, "HLT," effective November 5, 2026. The move aligns with the Company's innovation and growth ambitions, and no action is required by shareholders

•Repurchased 2.6 million shares of Hilton common stock during the third quarter, bringing total capital return, including dividends, to $879 million for the quarter and $2,902 million year to date through October

•Full year 2026 system-wide RevPAR is projected to increase between 4.0 percent and 4.5 percent on a comparable and currency neutral basis compared to 2025; full year net income is projected to be between $1,909 million and $1,923 million; full year Adjusted EBITDA is projected to be between $4,060 million and $4,080 million

•Full year 2026 capital return is projected to be approximately $3.5 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We delivered strong top and bottom-line results for the third quarter that exceeded our expectations. Our results were driven by momentum across our system, which we expect to continue for the remainder of the year and into 2027. We achieved our highest quarter ever for organic openings, and the continued quarterly sequential increases give us confidence in delivering net unit growth around the midpoint of our 6.0% to 7.0% full-year guidance range.”

For the three months ended September 30, 2026, system-wide comparable RevPAR increased 5.8 percent compared to the same period in 2025 due to an increase in both occupancy and ADR. Management and franchise fee revenues increased 9.5 percent compared to the same period in 2025.

For the nine months ended September 30, 2026, system-wide comparable RevPAR increased 4.7 percent compared to the same period in 2025 due to an increase in both occupancy and ADR. Management and franchise fee revenues increased 8.7 percent compared to the same period in 2025.

For the three months ended September 30, 2026, diluted EPS was $2.37 and diluted EPS, adjusted for special items, was $2.45, compared to $1.78 and $2.11, respectively, for the three months ended September 30, 2025. Net income and Adjusted EBITDA were $536 million and $1,058 million, respectively, for the three months ended September 30, 2026, compared to $421 million and $976 million, respectively, for the three months ended September 30, 2025.

For the nine months ended September 30, 2026, diluted EPS was $6.13 and diluted EPS, adjusted for special items, was $6.75, compared to $4.84 and $6.03, respectively, for the nine months ended September 30, 2025. Net income and Adjusted EBITDA were $1,401 million and $3,013 million, respectively for the nine months ended September 30, 2026, compared to $1,163 million and $2,779 million, respectively, for the nine months ended September 30, 2025.

Development

In the third quarter of 2026, we opened 182 hotels, totaling 27,000 rooms, resulting in 23,000 net room additions. Notable openings included the Hale Hokuala Kauai, Curio Collection by Hilton, which marked the debut of the lifestyle brand in Hawaii, and the Den Bengaluru, LXR Hotels & Resorts, marking the luxury brand’s debut in India. Additionally, we opened the DoubleTree by Hilton Singapore Robertson Quay, the Canopy by Hilton Bangkok Sukhumvit and the Spark by Hilton Milan Linate Airport, which marked the brands' debuts in Singapore, Thailand and Italy, respectively. We also opened our first hotels under Select by Hilton during the quarter, following its launch earlier this year. The opening of the Hilton Istanbul Airport marked the 100th hotel in Türkiye, and we expect to continue to see expansion in the Middle East & Africa region, with more than 20 signings during the quarter. We also continued to expand our global luxury development pipeline with new signings across Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts and LXR Hotels & Resorts, including Waldorf Astoria Seychelles Mahe, Conrad Bengaluru Airport and Iona Galapagos, LXR Hotels & Resorts.

We added 30,500 rooms to the development pipeline during the third quarter, and, as of September 30, 2026, our development pipeline totaled 3,869 hotels representing 543,100 rooms throughout 135 countries and territories, including 26 countries and territories where we had no existing hotels. Additionally, of the rooms in the development pipeline, nearly half were under construction and more than half were located outside of the U.S.

Balance Sheet and Liquidity

As of September 30, 2026, we had $13.5 billion of debt outstanding, excluding the deduction for unamortized deferred financing costs and discount, with a weighted average interest rate of 5.09 percent. Excluding all finance lease liabilities, we had $13.1 billion of debt outstanding with a weighted average interest rate of 5.10 percent and no material indebtedness that matures until April 2029, other than $600 million of outstanding Senior Notes due April 2027. We believe that we have sufficient sources of liquidity and access to debt financing to address the Senior Notes due April 2027 at or prior to their maturity date as well as all indebtedness that becomes due thereafter.

As of September 30, 2026, no borrowings were outstanding under our senior secured revolving credit facility, which had an available borrowing capacity of $1,894 million after considering $106 million of letters of credit outstanding. Total cash and cash equivalents were $830 million as of September 30, 2026, including $56 million of restricted cash and cash equivalents.

In September 2026, we paid a quarterly cash dividend of $0.15 per share of common stock, for a total payment of $34 million, bringing total dividend payments for the year to $103 million. In October 2026, our board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on December 29, 2026 to holders of record of our common stock as of the close of business on December 1, 2026.

During the three months ended September 30, 2026, we repurchased 2.6 million shares of Hilton common stock at an average price per share of $320.05, for a total of $845 million. During the nine months ended September 30, 2026 we repurchased 8.2 million shares of Hilton common stock at an average price per share of $316.36, returning $2,705 million of capital to shareholders, including dividends. Total capital return to shareholders, including dividends year-to-date through October, was $2,902 million.

The number of shares outstanding as of October 22, 2026 was 222.5 million.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases through the third quarter but do not include the effects of potential share repurchases thereafter.

Full Year 2026

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 4.0 percent and 4.5 percent compared to 2025.

◦Third quarter benefited from the World Cup and favorable calendar and holiday shifts; the fourth quarter is expected to be affected by midterm elections and increased impact from the Middle East.

•Diluted EPS is projected to be between $8.38 and $8.44.
•Diluted EPS, adjusted for special items, is projected to be between $9.07 and $9.13.
•Net income is projected to be between $1,909 million and $1,923 million.
•Adjusted EBITDA is projected to be between $4,060 million and $4,080 million, which incorporates lower expectations for performance in the Middle East and timeshare license fees compared to our prior guidance.
•Contract acquisition costs and capital expenditures, excluding amounts reimbursed by third parties, are projected to be between $350 million and $375 million.
•Capital return is projected to be approximately $3.5 billion.
•General and administrative expenses are projected to be approximately $400 million.
•Net unit growth is projected to be between 6.0 percent and 7.0 percent, with expectations around the midpoint of the range, reflecting expected sequential growth in net additional rooms in the fourth quarter.

Fourth Quarter 2026

•System-wide comparable RevPAR, on a currency neutral basis, is projected to increase between 3.0 percent and 3.5 percent compared to the fourth quarter of 2025.
•Diluted EPS is projected to be between $2.25 and $2.31.
•Diluted EPS, adjusted for special items, is projected to be between $2.32 and $2.38.
•Net income is projected to be between $508 million and $522 million.
•Adjusted EBITDA is projected to be between $1,047 million and $1,067 million.

Conference Call

Hilton will host a conference call to discuss third quarter 2026 results on October 27, 2026 at 9:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 4278941. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-855-669-9658 in the U.S. or 1-412-317-0088 internationally using the conference ID 9687068.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "forecasts," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry; macroeconomic factors beyond our control, such as inflation, changes in interest rates, challenges due to labor shortages or disputes and supply chain disruptions; the loss of key senior management personnel; competition for hotel guests and management and franchise contracts; risks related to doing business with third-party hotel owners; performance of our information technology systems; growth of reservation channels outside of our system; risks of doing business outside of the U.S.; risks associated with geopolitical conflicts, including Iran; uncertainty resulting from U.S. and global political trends, tariffs and other policies, including potential barriers to travel, trade and immigration and other geopolitical events; and our indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is filed with the Securities and Exchange Commission (the "SEC") and is accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 28 world-class brands comprising more than 9,600 properties and over 1.4 million rooms, in 144 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed over 4 billion guests in its more than 100-year history. Named as the No. 1 World's Best Workplace by Great Place to Work and Fortune, Hilton aims to create the best culture for its 500,000 team members around the world. Hilton has introduced industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the 270 million Hilton Honors members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, x.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/@hilton.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues
Franchise and licensing fees	$815	$739	$2,319	$2,109
Base and other management fees	96	93	290	278
Incentive management fees	71	65	216	212
Ownership	304	322	864	888
Other revenues	72	64	210	187
	1,358	1,283	3,899	3,674
Cost reimbursement revenues	1,967	1,837	5,704	5,278
Total revenues	3,325	3,120	9,603	8,952

Expenses
Ownership	271	277	772	802
Depreciation and amortization	52	46	151	130
General and administrative	110	95	327	298
Other expenses	32	23	100	75
	465	441	1,350	1,305
Reimbursed expenses	1,951	1,902	5,808	5,556
Total expenses	2,416	2,343	7,158	6,861

Operating income	909	777	2,445	2,091

Interest expense	(184)	(159)	(529)	(455)
Loss on foreign currency transactions	(7)	(9)	(19)	(8)
Other non-operating income (loss), net	4	(5)	23	15

Income before income taxes	722	604	1,920	1,643

Income tax expense	(186)	(183)	(519)	(480)

Net income	536	421	1,401	1,163
Net loss (income) attributable to redeemable and nonredeemable noncontrolling interests	—	(1)	2	(3)
Net income attributable to Hilton stockholders	$536	$420	$1,403	$1,160

Weighted average shares outstanding:
Basic	224	234	227	237
Diluted	226	237	229	240

Earnings per share:
Basic	$2.39	$1.79	$6.18	$4.89
Diluted	$2.37	$1.78	$6.13	$4.84

Cash dividends declared per share	$0.15	$0.15	$0.45	$0.45

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2026	vs. 2025		2026	vs. 2025	2026	vs. 2025

System-wide	75.8%	1.4%	pts.	$164.57	3.9%	$124.70	5.8%

Region
U.S.	76.7%	2.1%	pts.	$176.71	4.1%	$135.53	7.0%
Americas (excluding U.S.)	72.1	0.8		160.60	5.1	115.72	6.3
Europe	81.9	2.0		189.66	3.9	155.37	6.5
Middle East & Africa	64.8	(5.0)		157.04	1.7	101.70	(5.6)
Asia Pacific	71.9	(0.7)		99.87	0.5	71.78	(0.5)

Brand(1)
Waldorf Astoria Hotels & Resorts	65.2%	2.9%	pts.	$472.06	8.8%	$307.66	13.9%
Conrad Hotels & Resorts	74.9	(1.2)		268.50	6.8	201.18	5.1
LXR Hotels & Resorts	56.3	(0.9)		585.22	16.1	329.67	14.3
Canopy by Hilton	77.6	2.9		244.04	5.1	189.35	9.3
Hilton Hotels & Resorts	73.6	0.7		197.77	4.5	145.46	5.5
Curio Collection by Hilton	75.9	3.4		242.74	3.5	184.27	8.3
Graduate by Hilton	70.9	3.9		243.72	4.4	172.87	10.4
DoubleTree by Hilton	73.5	1.1		153.40	3.9	112.78	5.6
Tapestry Collection by Hilton	74.6	3.3		201.16	4.1	150.14	9.0
Embassy Suites by Hilton	77.9	2.1		191.68	4.0	149.29	7.0
Motto by Hilton	81.5	(0.1)		232.08	9.1	189.19	8.9
Hilton Garden Inn	74.7	1.0		148.22	3.7	110.76	5.1
Hampton by Hilton	76.1	0.9		135.98	3.2	103.49	4.4
Tru by Hilton	75.8	1.8		135.10	3.3	102.45	5.8
Homewood Suites by Hilton	84.1	2.3		170.37	3.1	143.36	6.1
Home2 Suites by Hilton	80.1	2.6		139.44	2.9	111.70	6.3

Segment
Management and franchise	75.7%	1.3%	pts.	$163.80	4.0%	$123.97	5.8%
Ownership(2)	84.1	1.9		232.03	2.7	195.25	5.1

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2026	vs. 2025		2026	vs. 2025	2026	vs. 2025

System-wide	73.0%	1.4%	pts.	$163.01	2.7%	$118.96	4.7%

Region
U.S.	74.6%	1.9%	pts.	$175.09	2.9%	$130.53	5.6%
Americas (excluding U.S.)	68.4	0.9		158.91	3.9	108.73	5.3
Europe	75.9	2.2		177.32	3.0	134.60	6.0
Middle East & Africa	60.7	(8.3)		185.03	(0.3)	112.31	(12.3)
Asia Pacific	68.5	0.8		99.68	0.5	68.31	1.7

Brand(1)
Waldorf Astoria Hotels & Resorts	65.1%	0.4%	pts.	$481.11	3.5%	$312.97	4.2%
Conrad Hotels & Resorts	73.2	(0.9)		285.73	3.6	209.17	2.4
LXR Hotels & Resorts	58.1	3.6		557.62	7.7	323.82	14.9
Canopy by Hilton	74.4	1.9		239.11	3.4	177.90	6.1
Hilton Hotels & Resorts	71.5	1.1		198.43	2.7	141.81	4.3
Curio Collection by Hilton	73.2	2.8		244.00	2.7	178.64	6.8
Graduate by Hilton	66.7	2.8		229.86	3.6	153.22	8.1
DoubleTree by Hilton	70.4	1.1		151.05	2.8	106.27	4.5
Tapestry Collection by Hilton	70.7	3.4		195.90	3.1	138.58	8.4
Embassy Suites by Hilton	76.8	1.8		192.38	2.9	147.71	5.3
Motto by Hilton	79.7	0.2		217.90	4.0	173.64	4.3
Hilton Garden Inn	71.5	0.9		145.10	2.5	103.72	3.9
Hampton by Hilton	72.7	1.0		132.11	2.5	96.03	3.9
Tru by Hilton	73.0	1.4		133.11	2.9	97.17	4.9
Homewood Suites by Hilton	81.6	2.0		166.27	2.3	135.68	4.8
Home2 Suites by Hilton	77.8	2.6		138.69	2.3	107.90	5.8

Segment
Management and franchise	72.9%	1.4%	pts.	$162.39	2.7%	$118.41	4.7%
Ownership(2)	78.5	2.9		219.05	(1.1)	171.89	2.7
____________
(1)Excludes brands for which a significant number of the hotels were designated as non-comparable hotels as of the end of the period so as to make comparative statistics for such brand not meaningful.
(2)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of September 30, 2026

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts	2	463	38	9,433	—	—	40	9,896
Conrad Hotels & Resorts	1	164	46	14,479	6	3,057	53	17,700
LXR Hotels & Resorts	—	—	7	1,155	11	1,915	18	3,070
NoMad	—	—	1	91	—	—	1	91
Signia Hilton	—	—	6	4,293	—	—	6	4,293
Canopy by Hilton	—	—	16	2,875	35	6,284	51	9,159
Hilton Hotels & Resorts	42	14,254	309	130,336	272	84,546	623	229,136
Curio Collection by Hilton	—	—	37	7,877	179	33,025	216	40,902
Graduate by Hilton	—	—	—	—	35	5,881	35	5,881
DoubleTree by Hilton	—	—	172	46,783	552	115,413	724	162,196
Tapestry Collection by Hilton	—	—	11	3,344	205	24,127	216	27,471
Embassy Suites by Hilton	—	—	34	8,962	232	51,957	266	60,919
Tempo by Hilton	—	—	1	661	9	1,447	10	2,108
Outset Collection by Hilton	—	—	—	—	5	523	5	523
Motto by Hilton	—	—	—	—	12	2,547	12	2,547
Hilton Garden Inn	—	—	134	26,831	1,053	149,221	1,187	176,052
Hampton by Hilton	—	—	50	8,076	3,205	360,088	3,255	368,164
Tru by Hilton	—	—	14	1,565	347	33,644	361	35,209
Spark by Hilton	—	—	2	439	290	25,316	292	25,755
Homewood Suites by Hilton	—	—	7	928	557	63,972	564	64,900
Home2 Suites by Hilton	—	—	2	210	933	103,178	935	103,388
LivSmart Studios by Hilton	—	—	—	—	7	795	7	795
Apartment Collection by Hilton	—	—	—	—	5	1,019	5	1,019
Select by Hilton	—	—	—	—	11	3,125	11	3,125
Strategic partner hotels(2)	—	—	—	—	585	26,898	585	26,898
Other(3)	—	—	5	1,280	11	4,012	16	5,292
Total hotels	45	14,881	892	269,618	8,557	1,101,990	9,494	1,386,489
Hilton Grand Vacations(4)	—	—	—	—	126	21,928	126	21,928
Total system	45	14,881	892	269,618	8,683	1,123,918	9,620	1,408,417

	Ownership(1)		Managed		Franchised / Licensed		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
U.S.	—	—	171	78,158	6,209	793,475	6,380	871,633
Americas (excluding U.S.)	—	—	68	18,275	461	58,433	529	76,708
Europe	37	10,661	108	26,461	830	98,704	975	135,826
Middle East & Africa	3	1,376	124	35,252	49	6,951	176	43,579
Asia Pacific	5	2,844	421	111,472	1,008	144,427	1,434	258,743
Total hotels	45	14,881	892	269,618	8,557	1,101,990	9,494	1,386,489
Hilton Grand Vacations(4)	—	—	—	—	126	21,928	126	21,928
Total system	45	14,881	892	269,618	8,683	1,123,918	9,620	1,408,417
____________
(1)Includes hotels owned or leased by entities in which we own a noncontrolling financial interest.
(2)Includes hotels that are included in our booking channels and participate in the Hilton Honors guest loyalty program through strategic partnership arrangements.
(3)Includes other hotels in our system that are not distinguished by a specific Hilton brand.
(4)Includes properties under our timeshare brands including Hilton Club, Hilton Grand Vacations Club and Hilton Vacation Club.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2026	2025	$	%
Capital expenditures for property and equipment(2)	$32	$29	3	10.3
Capitalized software costs(3)	23	21	2	9.5
Total capital expenditures	55	50	5	10.0
Contract acquisition costs, net of refunds	78	31	47	NM(1)
Total capital expenditures and contract acquisition costs	$133	$81	52	64.2

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2026	2025	$	%
Capital expenditures for property and equipment(2)	$53	$71	(18)	(25.4)
Capitalized software costs(3)	70	62	8	12.9
Total capital expenditures	123	133	(10)	(7.5)
Contract acquisition costs, net of refunds	155	103	52	50.5
Total capital expenditures and contract acquisition costs	$278	$236	42	17.8
___________
(1)Fluctuation in terms of percentages change is not meaningful.
(2)Represents expenditures for hotels, corporate and other property and equipment, which include amounts reimbursed by third parties of $8 million and $15 million for the three months ended September 30, 2026 and 2025, respectively, and $20 million and $37 million for the nine months ended September 30, 2026 and 2025, respectively. Excludes expenditures for FF&E replacement reserves of $17 million and $18 million for the three months ended September 30, 2026 and 2025, respectively, and $40 million and $50 million for the nine months ended September 30, 2026 and 2025, respectively.
(3)Includes $21 million and $18 million of expenditures that were reimbursed to us by third parties for the three months ended September 30, 2026 and 2025, respectively, and $65 million and $56 million for the nine months ended September 30, 2026 and 2025, respectively.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income attributable to Hilton stockholders, as reported	$536	$420	$1,403	$1,160
Diluted EPS, as reported	$2.37	$1.78	$6.13	$4.84
Special items:
Cost reimbursement revenues(1)	$(1,967)	$(1,837)	$(5,704)	$(5,278)
Reimbursed expenses(1)	1,951	1,902	5,808	5,556
FF&E replacement reserves	17	18	40	50
Tax-related adjustments(2)	3	—	6	3
Other adjustments(3)	20	19	36	40
Total special items before taxes	24	102	186	371
Income tax expense on special items	(4)	(24)	(43)	(88)
Total special items after taxes	$20	$78	$143	$283

Net income, adjusted for special items	$556	$498	$1,546	$1,443
Diluted EPS, adjusted for special items	$2.45	$2.11	$6.75	$6.03
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amounts include income tax expenses (benefits) related to the enactment of new tax laws and certain changes in unrecognized tax expenses (benefits).
(3)Amounts for the three and nine months ended September 30, 2026 include a loss related to the deconsolidation of a subsidiary which previously leased a hotel, which was recognized in other non-operating income (loss), net. Amount for the nine months ended September 30, 2025 includes expected credit losses on financing receivables, which were recognized in other non-operating income (loss), net, and restructuring costs related to one of our leased hotels, which were recognized in ownership expenses. Amounts for all periods include losses (gains) related to severance and other items, including non-cash charges, which are recognized in various line items, such as net losses (gains) related to certain of our investments in unconsolidated affiliates, which were recognized in other non-operating income (loss), net, and the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc., which was recognized in depreciation and amortization expenses.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$536	$421	$1,401	$1,163
Interest expense	184	159	529	455
Income tax expense	186	183	519	480
Depreciation and amortization expenses	52	46	151	130
Loss on foreign currency transactions	7	9	19	8
FF&E replacement reserves	17	18	40	50
Share-based compensation expense	59	44	165	135
Amortization of contract acquisition costs	16	15	48	42
Cost reimbursement revenues(1)	(1,967)	(1,837)	(5,704)	(5,278)
Reimbursed expenses(1)	1,951	1,902	5,808	5,556
Other adjustments(2)	17	16	37	38
Adjusted EBITDA	$1,058	$976	$3,013	$2,779
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amounts for the three and nine months ended September 30, 2026 include a loss related to the deconsolidation of a subsidiary which previously leased a hotel. Amount for the nine months ended September 30, 2025 includes expected credit losses on financing receivables and restructuring costs related to one of our leased hotels. Amounts for all periods include losses (gains) related to severance and other items, including non-cash charges, such as net losses (gains) related to certain of our investments in unconsolidated affiliates.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Total revenues, as reported	$3,325	$3,120	$9,603	$8,952
Add: amortization of contract acquisition costs	16	15	48	42
Less: cost reimbursement revenues(1)	(1,967)	(1,837)	(5,704)	(5,278)
Total revenues, as adjusted	$1,374	$1,298	$3,947	$3,716

Net income	$536	$421	$1,401	$1,163
Net income margin	16.1%	13.5%	14.6%	13.0%

Adjusted EBITDA	$1,058	$976	$3,013	$2,779
Adjusted EBITDA margin	77.0%	75.2%	76.3%	74.8%
____________
(1)Amounts include revenues from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	September 30,	December 31,
	2026	2025
Long-term debt, including current maturities	$13,357	$12,363
Add: unamortized deferred financing costs and discount	96	96
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	13,453	12,459
Less: cash and cash equivalents	(774)	(918)
Less: restricted cash and cash equivalents	(56)	(52)
Net debt	$12,623	$11,489

	Nine Months Ended		Year Ended	TTM Ended
	September 30,		December 31,	September 30,
	2026	2025	2025	2026
Net income	$1,401	$1,163	$1,461	$1,699
Interest expense	529	455	620	694
Income tax expense	519	480	611	650
Depreciation and amortization expenses	151	130	177	198
Loss on foreign currency transactions	19	8	11	22
FF&E replacement reserves	40	50	73	63
Share-based compensation expense	165	135	170	200
Amortization of contract acquisition costs	48	42	57	63
Cost reimbursement revenues(1)	(5,704)	(5,278)	(7,085)	(7,511)
Reimbursed expenses(1)	5,808	5,556	7,550	7,802
Other adjustments(2)	37	38	80	79
Adjusted EBITDA	$3,013	$2,779	$3,725	$3,959

Long-term debt				$13,357
Long-term debt to net income ratio				7.9

Net debt				$12,623
Net debt to Adjusted EBITDA ratio				3.2
____________
(1)Amounts include results from the operation of programs conducted for the benefit of property owners and exclude cash receipts recorded as deferred revenues on our condensed consolidated balance sheets related to these programs. Under the terms of the related contracts, we do not operate these programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures.
(2)Amount for the nine months ended September 30, 2026 includes a loss related to the deconsolidation of a subsidiary which previously leased a hotel. Amounts for nine months ended September 30, 2025 and year ended December 31, 2025 include expected credit losses on financing receivables and restructuring costs related to one of our leased hotels. Amount for the year ended December 31, 2025 also includes losses for the partial settlement of one of our pension plans. Amounts for all periods include losses (gains) related to severance and other items, including non-cash charges, such as net losses (gains) related to certain of our investments in unconsolidated affiliates.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	December 31, 2026
	Low Case	High Case
Net income attributable to Hilton stockholders	$507	$521
Diluted EPS(1)	$2.25	$2.31
Special items(2):
FF&E replacement reserves	$20	$20
Total special items before taxes	20	20
Income tax expense on special items	(5)	(5)
Total special items after taxes	$15	$15

Net income, adjusted for special items	$522	$536
Diluted EPS, adjusted for special items(1)	$2.32	$2.38

	Year Ending
	December 31, 2026
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,910	$1,924
Diluted EPS(1)	$8.38	$8.44
Special items(2):
Cost reimbursement revenues	$(5,704)	$(5,704)
Reimbursed expenses	5,808	5,808
FF&E replacement reserves	60	60
Tax related adjustments	6	6
Other adjustments	36	36
Total special items before taxes	206	206
Income tax expense on special items	(48)	(48)
Total special items after taxes	$158	$158

Net income, adjusted for special items	$2,068	$2,082
Diluted EPS, adjusted for special items(1)	$9.07	$9.13
____________
(1)Does not include the effect of share repurchases made after September 30, 2026.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	December 31, 2026
	Low Case	High Case
Net income	$508	$522
Interest expense	197	197
Income tax expense	205	211
Depreciation and amortization expenses	57	57
FF&E replacement reserves	20	20
Share-based compensation expense	39	39
Amortization of contract acquisition costs	17	17
Other adjustments(1)	4	4
Adjusted EBITDA	$1,047	$1,067

	Year Ending
	December 31, 2026
	Low Case	High Case
Net income	$1,909	$1,923
Interest expense	726	726
Income tax expense	724	730
Depreciation and amortization expenses	208	208
Loss on foreign currency transactions	19	19
FF&E replacement reserves	60	60
Share-based compensation expense	204	204
Amortization of contract acquisition costs	65	65
Cost reimbursement revenues	(5,704)	(5,704)
Reimbursed expenses	5,808	5,808
Other adjustments(1)	41	41
Adjusted EBITDA	$4,060	$4,080
____________
(1)See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended September 30, 2026, which is calculated as the nine months ended September 30, 2026 plus the year ended December 31, 2025 less the nine months ended September 30, 2025. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding our recent financial performance, and we view this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess our historical results. In addition, our management uses TTM information to evaluate our financial performance for ongoing planning purposes.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items is calculated as net income (loss) attributable to Hilton stockholders, as reported, plus total special items after taxes. Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss), diluted EPS or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, our definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of our ongoing operations.

Adjusted EBITDA, Net Income (Loss) Margin and Adjusted EBITDA Margin

Adjusted EBITDA is calculated as net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses, as well as gains, losses, revenues and expenses earned or incurred in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) cost reimbursement revenues and reimbursed expenses; and (x) other items.

Net income (loss) margin represents net income (loss) as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and cost reimbursement revenues.

We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within our industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. We also exclude items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; and (iii) other items that are not reflective of our operating performance, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, to enhance period-over-period comparisons of our ongoing operations. Further, Adjusted EBITDA excludes both cost reimbursement revenues and reimbursed expenses as we contractually do not operate the related programs to generate a profit and have contractual rights to adjust future collections to recover prior period expenditures. The direct reimbursements from property owners are billable and reimbursable as the costs are incurred and have no net effect on net income (loss) in the reporting period. The indirect reimbursements from property owners are typically billed and collected monthly, based on the underlying hotel's sales or usage (e.g., gross room revenue or number of reservations processed), while the associated costs are recognized as incurred by Hilton, creating timing differences, with the net effect impacting net income (loss) in the reporting period. These timing differences are due to our discretion to spend in excess of revenues earned or less than revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our property owners. However, over the life of the operation of these programs, the expenses incurred related to the indirect reimbursements are designed to equal the revenues earned from the indirect reimbursements over time such that, in the long term, the programs will not earn a profit or generate a loss and do not impact our economics, either positively or negatively. Therefore, the net effect of our reimbursed revenues and expenses is not used by management to evaluate our operating performance, determine executive compensation or make other operating decisions, and we exclude their impact when evaluating period over period performance results.

Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss), net income (loss) margin or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing our results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income (Loss) Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income (loss) ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income (loss). Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discounts; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Net debt to Adjusted EBITDA ratio is calculated as the ratio of Hilton's net debt to Adjusted EBITDA. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage.

Net debt should not be considered as a substitute for debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. We believe net debt and net debt to Adjusted EBITDA ratio provide useful information about our indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

We define our comparable hotels as those that were active and operating in our system for at least one full calendar year and were open January 1st of the previous year. We exclude hotels that have undergone a change in brand or ownership type or a large-scale capital project during the current or comparable periods or otherwise do not have available comparable results, such as those that have sustained substantial property damage or encountered business interruption. We exclude strategic partner hotels from our comparable hotels. Of the 9,494 hotels in our system as of September 30, 2026, 585 hotels were strategic partner hotels and 6,679 hotels were classified as comparable hotels. Our 2,230 non-comparable hotels as of September 30, 2026 included (i) 1,143 hotels that were added to our system after January 1, 2025 or that have undergone a change in brand or ownership type during the current or comparable periods reported and (ii) 1,087 hotels that were removed from the comparable group for the current or comparable periods reported because they underwent or are undergoing large-scale capital projects, sustained substantial property damage, encountered business interruption or comparable results were otherwise not available for them.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR are presented on a comparable basis, based on the comparable hotels as of September 30, 2026, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and nine months ended September 30, 2026 and 2025 use foreign currency exchange rates for the three and nine months ended September 30, 2026, respectively.

Pipeline

Rooms under construction include rooms for hotels under construction or operating hotels that are in the process of conversion to our system.